Exhibit 3.19

CERTIFICATE OF INCORPORATION

OF

ROLLAND PAPER CORPORATION

Under Section 402 of the Business Corporation Law

The undersigned, a natural person over eighteen years of age, for the purpose of forming a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, does hereby certify as follows:

FIRST:  The name of the corporation is ROLLAND PAPER CORPORATION.

SECOND:  The purpose for which it is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of New York State.  It is not formed to engage in any act or activity requiring the consent or approval of any state official department board, agency or other body.

THIRD:  Its office in the State of New York shall be located in the City and County of Albany.

FOURTH:  The aggregate number of shares which the corporation shall have the authority to issue is one hundred thousand (100,000) shares of common stock of the par value of $10.00 per share.

FIFTH:  The Secretary of State of the State of New York is hereby designated as the agent of the corporation upon whom any process in any action or proceeding against it may be served.  The address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is Rolland, Inc., 800 Place Victoria, Suite 3620, Montreal, Quebec, Canada, H4Z1H3, Attn:  Secretary.

SIXTH:  No holder of shares of the corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the corporation.

IN WITNESS WHEREOF, I have signed this Certificate of Incorporation this 13th day of December, 1982, and I affirm the statements contained therein as true under penalty of perjury.

/s/ David S. Williams
DAVID S. WILLIAMS
75 State Street
Albany, New York 12201

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CERTIFICATE OF INCORPORATION

OF

ROLLAND PAPER CORPORATION

Under Section 402 of the Business Corporation Law

McNAMEE, LOCHNER, TITUS & WILLIAMS, P.C.
Attorneys At Law
15 STATE STREET
ALBANY, NEW YORK 12201

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ROLLAND PAPER CORPORATION

Under Section 805 of the Business Corporation Law

The undersigned do hereby certify as follows:

1.                                                                                       The name under which the corporation was incorporated was Rolland Paper Corporation.

2.                                                                                       The Certificate of Incorporation of the corporation was filed in the Office of the Secretary of State, Albany, New York, on December 14, 1982.

3.                                                                                       The Certificate of Incorporation is hereby amended to increase the aggregate number of shares which the corporation is authorized to issue from 100,000, with a par value of $10.00 per share, to 300,000 shares of which 100,000 shares called common shares, shall have a par value of $10.00, and 200,000 shares, called Class A shares, shall have a par value of $10.00 per share, and which Class A shares shall be redeemable by the corporation.

4.                                                                                       Article ”FOURTH” of the Certificate of Incorporation is hereby amended to read as follows:

“FOURTH:                                     (a)                                  The aggregate number of shares which the corporation shall have the authority to issue is 300,000 shares of which 100,000 shares shall have a par value of $10.00 each, and shall be known as common shares, and of which 200,000 shares shall have a par value of $10.00 each and shall be known as Class A shares.

(b)                                 The designation and the powers, preferences, rights and qualifications, limitations, or restrictions of the shares are as follows:

(1)                                  Class A shares shall have no vote;

(2)                                  The corporation shall have the right to redeem its Class A shares, or any part of such shares issued and outstanding at any time by paying to the holders thereof the book value of such shares as determined by the previous fiscal year audit, together with the amounts of all accrued dividends due thereon at time of redemption.  The corporation may apply toward the redemption or purchase of such shares as herein provided any part of its surplus funds and/or an amount of its stated capital which shall not be greater than the stated capital represented by the shares redeemed or purchased but under no circumstances shall the corporation apply any other funds or any other or further part of its stated capital toward the redemption or purchase of such shares.  The redemption or purchase of any such shares shall not be effected where the effect of any such redemption or purchase and application of stated capital thereto shall be to reduce the net assets of the corporation below the stated capital remaining after giving effect to the cancellation of such shares, or if the corporation is insolvent or would thereby be made insolvent.

The Board of Directors of this corporation shall have full power and discretion to determine upon and select from the outstanding number of such shares of this corporation particular shares for redemption or purchase, and its proceedings and action in this connection shall not be subject to attack except by fraud.  The said Board shall have full power to determine and put into effect a general method for the calling of a particular number of such shares for redemption, whether by lot or otherwise.  In all instances, it shall have full power and authority to determine upon and take the necessary proceedings to fully effect such redemption.

5.                                                                                       The foregoing amendment of the Certificate of Incorporation was authorized by the Board of Directors of the corporation and thereafter by the unanimous written consent of the shareholders of the corporation entitled to vote thereon.

IN WITNESS WHEREOF, we have signed this Certificate of Amendment of the Certificate of Incorporation this 5th day of September, 1984, and we affirm the statements contained therein as true under penalty of perjury.

/s/ Adrian Desautels
Adrian Desautels
Vice President and Treasurer

/s/ Luc O. Desy
Luc O. Desy
Secretary

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ROLLAND PAPER CORPORATION

Under Section 805 of the Business Corporation Law

McNAMEE, LOCHNER, TITUS & WILLIAMS, P.C.
Attorneys At Law
15 STATE STREET
ALBANY, NEW YORK 12201

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ROLLAND PAPER CORPORATION

Under Section 805 of the Business Corporation Law

The undersigned do hereby certify as follows:

1.                                       The name under which the corporation was incorporated was Rolland Paper Corporation.

2.                                       The Certificate of Incorporation of the corporation was filed in the Office of the Secretary of State, Albany, New York, on December 14, 1982.

3.                                       The Certificate of Incorporation is hereby amended to increase the aggregate number of shares which the corporation is authorized to issue from 300,000 shares of which 100,000 have a par value of $10.00 each, and are known as common shares, and of which 200,000 shares have a par value of $10.00, and are known as Class A shares, and are redeemable by the corporation, to 600,000 shares of which 300,000 shares, called common shares, shall have a par value of $10.00, and 300,000 shares, called Class A shares, shall have a par value of $10.00 per share, and which Class A shares shall be redeemable by the corporation.

4.                                       Article ”FOURTH” of the Certificate of Incorporation is hereby amended to read as follows:

“FOURTH:                                     (a)                                  The aggregate number of shares which the corporation shall have the authority to issue is 600,000 shares of which 300,000 shares shall have a par value of $10.00 each, and shall be known as common shares, and of which 300,000 shares shall have a par value of $10.00 each and shall be known as Class A shares.

“(b)                           The designation and the powers, preferences, rights and qualifications, limitations, or restrictions of the shares are as follows:

“(1)                            Class A shares shall have no vote;

“(2)                            The corporation shall have the right to redeem its Class A shares, or any part of such shares issued and outstanding at any time by paying to the holders thereof the book value of such shares as determined by the previous fiscal year audit, together with the amounts of all accrued dividends due thereon at time of redemption.  The corporation may apply toward the redemption or purchase of such shares as herein provided any part of its surplus funds and/or an amount of its stated capital which shall not be greater than the stated capital represented by the shares redeemed or purchased but under no circumstances shall the corporation apply any other funds or any other or further part of its stated capital toward the redemption or purchase of any such shares.  The redemption or purchase of any such shares shall not be effected where the effect of any such redemption or purchase and application of stated capital thereto shall be to reduce the net assets of the corporation below the stated capital remaining after giving effect to the cancellation of such shares, or if the corporation is insolvent or would thereby be made insolvent.

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“The Board of Directors of this corporation shall have full power and discretion to determine upon and select from the outstanding number of such shares of this corporation particular shares for redemption or purchase, and its proceedings and action in this connection shall not be subject to attack except by fraud.  The said Board shall have full power to determine and put into effect a general method for the calling of a particular number of such shares for redemption, whether by lot or otherwise.  In all instances, it shall have full power and authority to determine upon and take the necessary proceedings to fully effect such redemption.”

5.                                       The foregoing amendment of the Certificate of Incorporation was authorized by the Board of Directors of the corporation and thereafter by the unanimous written consent of the shareholders of the corporation entitled to vote thereon.

IN WITNESS WHEREOF, we have signed this Certificate of Amendment of the Certificate of Incorporation this 5th day of August , 1986, and we affirm the statements contained therein as true under penalty of perjury.

/s/ Adrian Desautels
Adrian Desautels, Vice President

/s/ Luc O. Desy
Luc O. Desy, Secretary

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ROLLAND PAPER CORPORATION

Under Section 805 of the Business Corporation Law

McNAMEE, LOCHNER, TITUS & WILLIAMS, P.C.
Attorneys At Law
15 STATE STREET
ALBANY, NEW YORK 12201

New York State
Department of State
Division of Corporation State Records
and Uniform Commercial Code
41 State Street
Albany, NY  12231

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

ROLLAND PAPER CORPORATION
(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST:	The name of the corporation is:	Rolland Paper Corporation

If the name of the corporation has been changed, the name under which it was formed is:			(N/A)

SECOND:	The date of filing of the certificate of incorporation with the Department of State is:
December 14, 1982
THIRD:	(Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph.)
The amendment effected by this certificate of amendment is amended as follows:
Paragraph	First	of the Certificate of Incorporation relating to	the name of the
corporation

is hereby amended to read in its entirety as follows:	The name of the corporation is Cascades
Fine Papers Group (USA) Inc.

FOURTH:	The certificate of amendment was authorized by:	[Check the appropriate box]

☒		The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

/s/Michele Beauchamp	Michele Beauchamp, Secretary
(Signature)	(Name and Capacity of Signer)

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

ROLLAND PAPER CORPORATION
(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer’s Name	John Saywell, Esq.

Address	190 Valois,

City, State and Zip Code	Vaudreuil-Dorion, Quebec, CANADA, J7V 1T4

NOTE:  This form was prepared by the New York State Department of State.  It does not contain all optional provisions under the law.  You are not required to use this form.  You may draft your own form or use forms available at legal stationery stores.  The Department of State recommends that all documents be prepared under the guidance of an attorney.  The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to § 180 of the Tax Law, if applicable.

For Office Use Only

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CERTIFICATE OF MERGER

OF

CASCADES FINE PAPERS GROUP (USA) INC.
(A Delaware Corporation)

Into

CASCADES FINE PAPERS GROUP (USA) INC.
(A New York Corporation)

(Pursuant to Section 904 of the Business Corporation Law)

It is hereby certified by the corporations named herein as the constituent corporations as follows:

FIRST:  The name of the domestic corporation to be merged, the certificate of incorporation of which was filed by the Department of State on December 14, 1982, is Cascades Fine Papers Group (USA) Inc. (the “Surviving Corporation”).  The name under which it was formed is Rolland Paper Corporation.

SECOND:  The name of the merged corporation, the certificate of incorporation of which was filed with the Secretary of State of the State of Delaware on July 15, 1992, is Cascades Fine Papers Group (USA) Inc. (the “Merged Corporation”).  The name under which it was formed is Rolland Paper Corporation.

THIRD:  The designation and number of outstanding shares of each class of the constituent corporations are as follows:

Designation	Number Outstanding

Surviving Corporation
Common Stock, $10.00 par value	100,000 (entitled to vote)
Class A Stock, $10.00 par value	250,000

Merged Corporation
Common Stock, $1.00 par value	100 (entitled to vote)
Class A Stock, $1.00 par value	250

The Surviving Corporation does not own any of the foregoing shares.

FOURTH:  The Board of Directors of the corporation named herein as the Surviving Corporation has adopted a plan of merger setting forth the terms and conditions of merging the corporation named herein as the Merged Corporation into said Surviving Corporation which plan of merger has been approved by the shareholder of the Surviving Corporation in accordance with Section 903(a) of the Business Corporation Law.

FIFTH:  Upon the Effective Date, as defined below, of the merger, each share of Common Stock and Class A Stock, $10.00 par value of the Surviving Corporation issued and outstanding immediately prior to the Effective Date shall remain issued and outstanding and each share of Common Stock and Class A Stock, $1.00 par value of the Merged Corporation issued and outstanding immediately prior to the Effective Date, and all rights in respect thereof, shall be changed and converted into the right to receive $1.00 in cash.

SIXTH:  The Certificate of Incorporation of the Surviving Corporation as in effect on the Effective Date shall continue in full force and effect after the Effective Date as the Certificate of Incorporation of the Surviving Corporation.

SEVENTH:  The merger herein certified has been authorized by the surviving constituent corporation by the written consent of the holders of all outstanding shares of the corporation entitled to vote on the plan of merger.

EIGHTH:  The merger herein certified was authorized with respect to the merged constituent corporation in accordance with the laws of its jurisdiction of incorporation and is in compliance with said laws.

NINTH:  No application For Authority in the State of New York of the merged corporation to transact business therein was filed by the Department of State of the State of New York.

TENTH:  The effective date of the merger shall be May 26, 2004 (the “Effective Date”).

IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us are true and correct.

Executed on this 26th day of May, 2004.

CASCADES FINE PAPERS
GROUP (USA) INC.
(A New York Corporation)

By:	/s/ Louise Paul
Name:	Louise Paul
Title:	Secretary

CASCADES FINE PAPERS
GROUP (USA) INC.
(A Delaware Corporation)

By:	/s/ Robert F. Hall
Name:	Robert F. Hall
Title:	Assistant Secretary

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